Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”)  is made and entered into as of  __________________, 20__, by and between Lenco Mobile Inc., a Delaware corporation (the “Company”), and _________________________ (“Indemnitee”), with reference to the following facts:

A.           The Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that any and all expenses, liability or losses incurred by him or her in his or her good faith service to the Company will be borne by the Company or its successors and assigns.

B.           Indemnitee is aware of the substantial risks of litigation and other claims being asserted against directors and officers of public companies and is willing to serve in his or her position with the Company only on the condition that he or she be indemnified for such expenses, liability or losses.

C.           Article 7 of the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof (the “Certificate”) provides for the mandatory indemnification, to the fullest extent permitted by Delaware law, of directors and officers of the Company, from and against any and all expense, liability and loss reasonably incurred or suffered by such persons in connection with their service to the Company, and provides that such right to indemnification is not exclusive of any other rights which any person may have or later acquire under any statute, provision of the Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

D.           Article 9 of the Company’s Amended and Restated Bylaws as in effect on the date hereof (“Bylaws”) provides for the mandatory indemnification of any officer or director, or any former officer or director, against any and all of the expenses, liabilities or other matters to the fullest extent authorized by the Delaware General Corporation Law.

NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound, the parties hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

1.1           “Agent” shall mean any person who is or was a director, officer, employee or agent of the Company, or a subsidiary of the Company whether serving in such capacity or as a director, officer, employee, agent, fiduciary or other official of another corporation, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

1.2           “Change of Control” shall mean, solely for purposes of this Agreement, the occurrence of any of the following events after the date of this Agreement:

(a)           A change in the composition of the board of directors of the Company (the “Board”), as a result of which at least one-half (1/2) of the incumbent directors are not directors who either (a) had been directors of the Company twenty-four (24) months prior to such change or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

(b)           Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), through the acquisition or aggregation of securities is or becomes the beneficial owner (in accordance with the definition of beneficial ownership in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Capital Stock”); provided, however, that any change in ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; notwithstanding the foregoing, the formation of a “group” (as such term is used in section 13(d) of the Exchange Act) composed exclusively of persons who were stockholders of the Company prior to the formation thereof, none of whom acquired any shares of Capital Stock within six months prior thereto, shall not be deemed to constitute a Change of Control; or

(c)           A transfer of all or substantially all of the assets of the Company to another person who is not a wholly owned subsidiary of the Company; or

(d)           A merger or consolidation of the Company with another corporation or entity where, as a result of such merger or consolidation, less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting company shall then be owned by the stockholders of the Company immediately prior to such merger or consolidation.

1.3           “Delaware Law” means the Delaware General Corporation Law, as amended and in effect from time to time or any successor or other statutes of Delaware having similar import and effect.

1.4           “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

1.5           “Expenses” shall include, without limitation, (a) all reasonable direct and indirect costs incurred, paid or accrued, (b) all reasonable attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (c) all other reasonable disbursements and out-of-pocket expenses, and (d) amounts paid in settlement, to the extent not prohibited by Delaware Law.

1.6           “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent:  (a) the Company, the Board, any committee of the Board, an affiliate of the Company or Indemnitee in any matter material to either party or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

1.7           “Liabilities” shall mean liabilities of any type whatsoever, including, but not limited to, judgments, arbitral awards, fines, ERISA or other excise taxes and penalties, and amounts paid in settlement (including all interest, assessments or other charges paid or payable in connection with any of the foregoing).

1.8           “Proceeding” shall mean any threatened, pending or completed action, hearing, suit or any other proceeding, whether civil, criminal, arbitrative, administrative, investigative or any alternative dispute resolution mechanism, including without limitation any Proceeding brought by or in the right of the Company, in which Indemnitee was, is or will be involved as a party, witness or otherwise, by reason of the fact that Indemnitee is or was an Agent of the Company, by reason of any action taken by him or her or any inaction on his or her part while acting as an Agent of the Company, whether or not he or she is acting or serving in any such capacity at the time any such Proceeding commences or is ongoing.

2.           Employment Rights and Duties.  Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on the Indemnitee which the Indemnitee did not possess on the date of the execution hereof, Indemnitee agrees to serve as a director or officer of the Company so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate and the Bylaws of the Company and until such time as he or she resigns or fails to stand for election or until his or her employment terminates. Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company.  Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.  For sake of clarity, in the event of such resignation or removal, this Agreement shall survive according to its terms.

3.           Directors’ and Officers’ Insurance.

3.1           The Company shall maintain an insurance policy or policies providing liability insurance for directors and officers (“D&O Insurance”) of the Company covering Indemnitee and shall provide to the Indemnitee coverage to the maximum extent available for any such director or officer (as the case may be) under such policy or policies. The terms of such policy shall be no less favorable in all material respects to Indemnitee than the provisions of Policy Number NSP2380696 issued to the Company by Great American Insurance Companies (to the extent that such coverage is available).  The Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

3.2           For six years after the resignation or termination of the Indemnitee’s service as a director or officer of the Company, the Company will continue to provide D&O Insurance in respect of acts or omissions occurring prior to the date of resignation or termination covering Indemnitee on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of resignation or termination.

4.           Indemnification. The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent authorized or permitted by Delaware Law in effect on the date hereof, and as Delaware Law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide before such amendment), against any and all Liabilities arising out of or related to any Proceeding.  Without in any way diminishing the scope of the indemnification provided by this Section 4, the Company shall indemnify Indemnitee (i) if and whenever he or she is or was a witness, party or is threatened to be made a witness or a party to any Proceeding, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the investigation, defense, settlement or appeal of such Proceeding, and (ii) in connection with any claim asserted or action brought by the Indemnitee for payment or indemnification of Liabilities or Expenses or advance payment of expenses under this Agreement or any other agreement, resolution, provision of the Certificate or Bylaws or any statute or rule of law now or hereafter in effect, relating to any Proceeding, or for specific performance of any provision of this Agreement, or for recovery under any directors’ and officers’ liability insurance policy or policies maintained by the Company, regardless of whether the Indemnitee is ultimately determined to be entitled to such payment, indemnification, advance or insurance recovery, as the case may be.  In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 5, 6 and 7 below.  If the Indemnitee is entitled under this Agreement to payment for some or a portion of any Liabilities or Expenses relating to a Proceeding, but not for the total amount thereof, the Company shall nevertheless pay the Indemnitee for the portion thereof to which he or she is entitled.

5.           Advancement. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an agreement pursuant to which the Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.

6.           Procedure for Determination of Entitlement to Indemnification.

6.1           Request for Indemnification.  Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification (the “Indemnification Request”) to the Company to the attention of the Chief Executive Officer with a copy to the Secretary.  This request shall include documentation or information which is reasonably necessary for the Company to determine the  entitlement of the Indemnitee to indemnification and which is reasonably available to Indemnitee.  Determination of Indemnitee’s entitlement to indemnification shall be made no later than thirty (30) days after receipt of the Indemnification Request.  The Chief Executive Officer or the Secretary shall, promptly upon receipt of Indemnitee’s Indemnification Request, advise the Board in writing that Indemnitee has made such request for indemnification.

6.2           Initial Determination.  Following receipt by the Company of an Indemnification Request, an initial determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors:  (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (4) by a majority vote of the stockholders of the Company.  Notwithstanding the foregoing, following a Change of Control, the determination shall be made by Independent Counsel pursuant to clause (3) above.  The Company agrees to bear any and all Expenses reasonably incurred by Indemnitee or the Company in connection with the determination of Indemnitee’s entitlement to indemnification by any of the above methods.

7.           Presumptions and Effect of Certain Proceedings.  Upon making an Indemnification Request, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption in reaching any contrary determination.  The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (a) adversely affect the rights of Indemnitee to indemnification except as indemnification may be expressly prohibited under this Agreement, (b) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or (c) with respect to any criminal action or proceeding, create a presumption that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

8.           Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.

8.1           Appeal of Initial Determination.  In the event that (a) an initial determination is made that Indemnitee is not entitled to indemnification, (b) advances for Expenses are not made when and as required by this Agreement, (c) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement or (d) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his or her entitlement to such indemnification or advance.  A court to which Indemnitee may apply for enforcement of this Agreement shall give no deference or weight to an initial determination made by the Company pursuant to the methods set forth in Section 6.2 above that, in whole or in part, Indemnitee is not entitled to indemnification.

8.2           Binding Effect of Initial Determination.  If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in the absence of (a) a misrepresentation of a material fact by Indemnitee in the request for indemnification or (b) a specific finding (which has become final) by a court of competent jurisdiction or arbitrator that all or any part of such indemnification is expressly prohibited by law.

8.3           Specific Performance.  The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Indemnitee irreparable harm.  Accordingly, the Company and Indemnitee agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith.  Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

8.4           Expenses.  Expenses reasonably incurred by Indemnitee in connection with his or her Indemnification Request under, seeking enforcement of, or to recover damages for breach of this Agreement shall be borne and advanced by the Company, unless a court of competent jurisdiction or arbitrator determines that each and every material assertion made by Indemnitee in such action was either not made in good faith or was frivolous.

9.           Other Rights to Indemnification. Indemnitee’s rights of indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under applicable law, the Certificate, the Bylaws, an employment agreement, a vote of stockholders or Disinterested Directors, insurance or other financial arrangements or otherwise.

10.           Limitations on Indemnification.  No indemnification pursuant to Section 4 shall be paid by the Company nor shall Expenses be advanced pursuant to Section 4:

10.1           Insurance.  To the extent that Indemnitee is reimbursed pursuant to such insurance as may exist for Indemnitee’s benefit.  Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company any claims under such insurance to the extent Indemnitee is paid by the Company.  Indemnitee shall reimburse the Company for any sums he or she receives as indemnification from other sources to the extent of any amount paid to him or her for that purpose by the Company;

10.2           Section 16(b).  On account and to the extent of any wholly or partially successful claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, any amendments thereto or similar provisions of any federal, state or local statutory law; or

10.3           Indemnitee’s Proceedings.  In connection with all or any part of a Proceeding which is initiated or maintained by or on behalf of Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (a) such indemnification is expressly required to be made by Delaware Law, (b) the Proceeding was authorized by a majority of the Disinterested Directors, (c) there has been a Change of Control or (d) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Delaware Law.

11.           Duration and Scope of Agreement; Binding Effect. This Agreement shall continue so long as Indemnitee shall be subject to any possible Proceeding.  This Agreement shall be binding upon the Company and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors, administrators and other legal representatives.

12.           Notice by Indemnitee and Defense of Claims.

12.1           Notice of Claims.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification hereunder, whether civil, criminal, arbitrative, administrative or investigative; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee if such omission does not actually prejudice the Company’s rights and, if such omission does prejudice the Company’s rights, it will relieve the Company from liability only to the extent of such prejudice; nor will such omission relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement.

12.2           Defense of Claims.  Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof and the assumption of such defense, the Company will not be liable to Indemnitee under this Agreement for any attorney fees or costs subsequently incurred by Indemnitee in connection with Indemnitee’s defense except as otherwise provided below.  Indemnitee shall have the right to employ his or her counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and the assumption of such defense shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company in writing, (ii) Indemnitee shall have reasonably concluded that there is or is reasonably likely to be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

12.3           Settlements.  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim which would impose any limitation, payment obligation, cost or penalty on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

12.4           Cooperation.  Indemnitee shall provide reasonable cooperation to the Company and counsel selected pursuant to Section 12.2 in connection with the defense of any Proceeding, including providing to the Company and such counsel, upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such defense.  Any Expenses reasonably incurred by Indemnitee in so cooperating shall be borne by the Company and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

13.           Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than as set forth in Section 9, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses and Liabilities incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect the relative benefits received by the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all Agents of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Liabilities, as well as any other equitable considerations which may be required to be considered under applicable law.  The relative fault of the Company and all Agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

14.           Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

15.           Miscellaneous Provisions.

15.1           Severability; Partial Indemnity.  If any provision or provisions of this Agreement (or any portion thereof) shall be held by a court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Liabilities of any type whatsoever incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding but not entitled to all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which it has been determined pursuant to Section 6 hereof that Indemnitee is not entitled.

15.2           Entire Agreement.  This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as provided in Sections 3 and 9 or otherwise specifically referred to herein.

15.3           Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement.  No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any of the provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  No waiver of any provision of this Agreement shall be effective unless executed in writing.

15.4           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) when sent by electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)           To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)           To the Company at:

Lenco Mobile Inc.
345 Chapala Street
Santa Barbara, California 93010
Attention: Michael Levinsohn
Facsimile:  (619) 568-3148
E-mail: mlevinsohn@lencomobile.com

With a Copy to:

Sheppard Mullin Richter & Hampton, LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
Attention: James A.  Mercer III
Facsimile: 858-523-6705
E-mail: jmercer@sheppardmullin.com

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

15.5           Governing Law.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

15.6           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the State of Delaware.

15.7           Counterparts.  This Agreement may be executed in one or more counterparts, and may be delivered by facsimile transmission or by electronic mail in portable document format (“PDF”) or other means intended to preserve the original graphical content of the signature.  Each of such facsimile, PDF or other counterparts shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on the day and year first above written.

LENCO MOBILE INC. By: Name: Title: INDEMNITEE By: Name: Title: Address: _________________________ _________________________ _________________________ Telephone: Facsimile:

[SIGNATURE PAGE TO LENCO MOBILE INC. INDEMNIFICATION AGREEMENT]